Exhibit 3

Articles of Amendment

to

Articles of Incorporation

of

New England Acquisitions, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

ATLANTIC WINE AGENCIES INC.

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article 1 shall be deleted in its entirety and replaced with the following: The name of the Corporation is Atlantic Wine Agencies Inc. (the “Corporation”).

(attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:  (if not applicable, indicate N/A)

(continued)
The date of each amendment(s) adoption: January 13, 2004

Effective date if applicable: January 13, 2004
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

[X]  The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[  ]  The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________.” (voting group)

[  ]  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[  ]  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 13th day of January, 2004.

Signature /s/ Frank Reinschreiber

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Frank Reinschreiber
(Typed or printed name of person signing)

Director – Secretary & Treasurer
(Title of person signing)